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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 1999 relating to the financial statements and financial statement schedules, which report is included in New Plan Excel Realty Trust, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
September 8, 1999

                                       /s/ PRICEWATERHOUSECOOPERS LLP